UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2011
___________

VILLAGE BANK AND TRUST FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-50765 (Commission File Number)	16-1694602 (IRS Employer Identification No.)

15521 Midlothian Turnpike Midlothian, Virginia (Address of principal executive offices)	23113 (Zip Code)

Registrant’s telephone number, including area code: (804) 897-3900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

Village Bank and Trust Financial Corp. (the “Company”) held its 2011 Annual Meeting of Shareholders on May 24, 2011 at the Village Bank at Watkins Centre, 15521 Midlothian Turnpike, Midlothian, Virginia (the “Annual Meeting”).  At the Annual Meeting, the shareholders of the Company elected four directors to serve for three-year terms, approved an advisory vote on the Company’s executive compensation and ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for 2011.  The voting results for each proposal are as follows:

Proposal 1

To elect four directors for a term of three years each:

			Broker
	For	Withheld	Non-Vote

R.T. Avery, III	1,455,633	162,989	1,666,229
William B. Chandler	1,446,033	172,589	1,666,229
R. Calvert Esleeck, Jr.	1,422,705	195,917	1,666,229
Charles E. Walton	1,446,370	172,252	1,666,229

Proposal 2

To approve, in an advisory (non-binding) vote, the executive compensation disclosed in the Proxy Statement:

			Broker
For	Against	Abstain	Non-Vote

1,376,818	222,096	19,708	1,666,229

Proposal 3

To ratify the appointment of BDO USA, LLP, as the Company’s independent registered public accounting firm for 2011:

For	Against	Abstain

3,284,851	64,477	34,572

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VILLAGE BANK AND TRUST FINANCIAL CORP.
(Registrant)

Date: May 25, 2011	By:	/s/ C. Harril Whitehurst, Jr.
C. Harril Whitehurst, Jr.
Senior Vice President and CFO